UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2009

DONALDSON COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7891	41-0222640
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1400 West 94th Street

Minneapolis, MN 55431

(Address of Principal Executive Offices) (Zip Code)

(952) 887-3131

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 30, 2009, the Board of Directors (the “Board”) of Donaldson Company, Inc. (the “Company”) adopted amendments, effective as of that date, to the Company’s Amended and Restated Bylaws (the “Bylaws”).

The amendments to Section 3 of the Bylaws provide that additional information must be set out in a stockholder’s notice to the Secretary with respect to a nomination for election to the Board of Directors and a stockholder proposal of business at an annual meeting of stockholders. The amended Bylaws provide that the stockholder must, in addition to the information that was previously required, provide the following information with respect to the stockholder and any Stockholder Associated Person (as defined in the amended Bylaws): (i) the nominee holder for and number of shares owned beneficially by such person; (ii) whether and the extent to which any hedging or other transaction has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Company; (iii) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the proposal of business or the nominee for election on the date of such stockholder’s notice; (iv) a description of all agreements, arrangements or understandings between or among such persons or any other person in connection with the proposal of such business or nomination by such stockholder; (v) with respect to stockholder nominees for election to the Board of Directors, any relationship between or among the stockholder giving notice and any Stockholder Associated Person, on the one hand, and each proposed nominee on the other hand and (vi) notice whether such persons intend to solicit proxies in connection with the proposed business or nomination by such stockholder.

The amendments to Section 3 of the Bylaws also provide that meetings of stockholders may be adjourned by the chairman of the meeting whether or not a quorum is present.

The amendments to Section 4 of the Bylaws provide that the number of directors which constitute the Board shall be the number, not less than three nor more than fifteen, as may be determined by the Board by a vote of not less than a majority of the directors then in office and that stockholders do not have the right to determine such number. The amendments to Section 4 of the Bylaws also remove stock ownership and age requirements for directors.

The amendments to Section 26 of the Bylaws provide that the Company is not obligated to indemnify individuals found to be liable to the Company unless the court which found such individual liable determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

Other amendments to the Bylaws are immaterial language changes and clarifying or conforming changes. The foregoing summary of changes to the Bylaws is qualified in its entirety by the full text of the Amended and Restated Bylaws of the Company, as amended, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits. (d) Exhibits.

Exhibit No.	Description

Exhibit 3.1	Amended and Restated Bylaws of Donaldson Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONALDSON COMPANY, INC.
Date: February 4, 2009	By:	/s/ Norman C. Linnell
		Name: Title:	Norman C. Linnell Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

Exhibit 3.1	Amended and Restated Bylaws of Donaldson Company, Inc.